CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" and to the use of our report on the December 31, 2002 financial statements in the Registration Statement Form S-8 dated January 30, 2004 of FTS Group, Inc. (f/n/a FTS Apparel, Inc.) for the registration of 3,785,000 shares.


/s/  Stark  Winter  Schenkein  &  Co.,  LLP

January  30,  2004
Denver,  Colorado